Exhibit 5.1

15 West South Temple
Suite 1200
Gateway Tower West
Salt Lake City, UT 84101
801.257.1900 P
801.257.1800 F

August 14, 2020

Superior Drilling Products, Inc.

P.O. Box 1165

Vernal, Utah 84078

Re:	Registration Statement on Form S-8
Superior Drilling Products, Inc., Common Stock, $0.001 par value per share

Ladies and Gentlemen:

We have acted as special Utah counsel to Superior Drilling Products, Inc., a Utah corporation, formerly known as “SD Company, Inc.” (the “Company”), in connection with its Registration Statement on Form S-8 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of an aggregate of 2,543,448 shares (collectively, the “Shares”) of common stock of the Company, $0.001 par value per share, reserved for issuance upon the exercise of stock options and other awards that may be granted under the Company’s 2015 Long Term Incentive Plan (as amended, the “2015 Plan”).

You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For the purpose of rendering this opinion, we have made such factual and legal examinations as we deemed necessary under the circumstances, and in that connection we have examined, among other things, originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials, certificates of officers or other representatives of the Company, and other instruments and have made such inquiries as we have deemed appropriate for the purpose of rendering this opinion.

In our examination, we have assumed without independent verification (i) the legal capacity and competency of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity of all documents submitted to us as originals, and (iv) the conformity to original documents of all documents submitted to us as conformed or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinion expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers or other representatives of the Company and others.

ALBUQUERQUE BOISE DENVER LAS VEGAS LOS ANGELES LOS CABOS ORANGE COUNTY
PHOENIX PORTLAND RENO SALT LAKE CITY SAN DIEGO SEATTLE TUCSON WASHINGTON, D.C.

Superior Drilling Products, Inc.

August 14, 2020

On the basis of, and in reliance on, the foregoing examination and subject to the assumptions, exceptions, qualifications and limitations contained herein, we are of the opinion that the issuance of the Shares has been duly authorized and, when issued and delivered by the Company pursuant to the 2015 Plan and otherwise in accordance with the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

The foregoing opinions are limited to the general corporation law of the State of Utah, including the Utah Revised Business Corporation Act, Utah Code Annotated, Section 16-10a-101 et. al., and we do not express any opinion herein concerning any other law. We express no opinion as to the applicability or effect of any federal or state securities laws, including the securities laws of the State of Utah, or as to federal or state laws regarding fraudulent transfers. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Utah, we do not express any opinion on such matter.

The opinions expressed herein are limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinions expressed herein after the date hereof.

We are furnishing this opinion to the Company solely in connection with the Registration Statement, and it is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect. This opinion may not be relied on by, nor copies delivered to, any other person or entity without our prior written consent. Notwithstanding the preceding sentence, we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm in the Registration Statement. In giving such consent, we do not hereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer, L.L.P.
Snell & Wilmer, L.L.P.